DIAGEO THE COMPANIES ACT 2006 Company limited by shares Diageo plc (REGISTERED 21st October 1886) Company No 23307 Memorandum and Articles of Association (Incorporating amendments up to and including those made at the Annual General Meeting held on 6 November 2025)

Contents Page 1. Exclusion of Model Articles 9 2. Definitions 9 3. Limited Liability 11 4. Change of Name 12 5. Rights Attached to Shares 12 6. Redeemable Shares 12 7. Variation of Rights 12 8. Matters not Constituting Variation of Rights 12 9. Shares 13 10. Payment of Commission 13 11. Trusts Not Recognised 13 12. Suspension of Rights Where Non-Disclosure of Interest 13 13. Uncertificated Shares 16 14. Right to Share Certificates 17 15. Replacement of Share Certificates 18 16. Execution of Share Certificates 18 17. Share Certificates Sent at Holder’s Risk 18 18. Company’s Lien on Shares Not Fully Paid 18 19. Enforcing Lien by Sale 18 20. Application of Proceeds of Sale 19 21. Calls 19 22. Timing of Calls 19 23. Liability of Joint Holders 19 24. Interest Due on Non-Payment 19

25. Sums Due on Allotment Treated as Calls 20 26. Power to Differentiate 20 27. Payment of Calls in Advance 20 28. Notice if Call or Instalment Not Paid 20 29. Form of Notice 20 30. Forfeiture for Non-Compliance with Notice 20 31. Notice after Forfeiture 21 32. Sale of Forfeited Shares 21 33. Arrears to be Paid Notwithstanding Forfeiture 21 34. Effect of Forfeiture 21 35. Statutory Declaration as to Forfeiture 21 36. Transfer 22 37. Execution of Transfer 22 38. Rights to Decline Registration of Partly Paid Shares 22 39. Other Rights to Decline Registration 22 40. No Fee for Registration 23 41. Renunciation of Allotment 23 42. Untraced Shareholders 23 43. Transmission on Death 24 44. Entry of Transmission in Register 25 45. Election of Person Entitled by Transmission 25 46. Rights of Person Entitled by Transmission 25 47. Sub-division 25 48. Fractions 26

49. Participation in General Meetings 26 50. Electronic Facilities and Satellite Meetings 27 51. Omission or Non-Receipt of Notice 27 52. Postponement of General Meetings and Changes to Arrangements 28 53. Quorum 28 54. Procedure if Quorum Not Present 28 55. Security, Health and Safety and Access Arrangements 29 56. Chairman of General Meeting 29 57. Orderly Conduct 30 58. Entitlement to Attend and Speak 30 59. Adjournments 31 60. Notice of Adjournment 31 61. Amendments to Resolutions 31 62. Amendments Ruled Out of Order 32 63. Votes of Members 32 64. Method of Voting 32 65. Procedure if Poll Demanded 33 66. When Poll to be Taken 33 67. Continuance of Other Business after Poll Demand 33 68. Votes of Joint Holders 33 69. Voting on Behalf of Incapable Member 33 70. No Right to Vote where Sums Overdue on Shares 33 71. Objections or Errors in Voting 34 72. Appointment of Proxies 34

73. Receipt of Proxies 34 74. Maximum Validity of Proxy 35 75. Form of Proxy 36 76. Cancellation of Proxy’s Authority 36 77. Board’s Power to Issue Proxies 36 78. Separate General Meetings 36 79. Number of Directors 36 80. Directors’ Shareholding Qualification 37 81. Power of Company to Appoint Directors 37 82. Power of Board to Appoint Directors 37 83. Annual Retirement of Directors 37 84. Filling Vacancies 37 85. Power of Removal by Special Resolution 37 86. Persons Eligible as Directors 37 87. Position of Retiring Directors 38 88. Vacation of Office by Directors 38 89. Alternate Directors 39 90. Chief Executive, Managing and Executive Directors 40 91. Directors’ Fees 40 92. Additional Remuneration 41 93. Expenses and Legal Costs 41 94. Power to Pay Pensions and Gratuities 41 95. Conflicts of Interest Requiring Board Authorisation 42 96. Other Conflicts of Interest 43

97. Benefits 43 98. Quorum and Voting Requirements 44 99. General 46 100. General Powers of Company Vested in Board 46 101. Borrowing Powers 46 102. Agents 49 103. Delegation to Individual Directors 50 104. Branch Registers 51 105. Provision for Employees 51 106. Board Meetings 51 107. Notice of Board Meetings 51 108. Quorum 52 109. Directors below Minimum through Vacancies 52 110. Appointment of Chairman, Vice-Chairman and Deputy Chairman 52 111. Competence of Meetings 52 112. Voting 52 113. Delegation to Committees 52 114. Participation in Meetings 53 115. Resolution in Writing 53 116. Validity of Acts of Board or Committee 54 117. Authentication of Documents 54 118. Use of Seals 54 119. Declaration of Dividends by Company 54 120. Payment of Interim and Fixed Dividends by Board 55

121. Calculation of Dividends 55 122. Currency of Dividends 55 123. Amounts Due on Shares may be Deducted from Dividends 55 124. No Interest on Dividends 55 125. Payment Procedure 56 126. Uncashed Dividends 57 127. Forfeiture of Unclaimed Dividends 57 128. Dividends not in Cash 58 129. Dividend Reinvestment Plans 58 130. Power to Capitalise Reserves and Funds 58 131. Settlement of Difficulties in Distribution 59 132. Power to Choose Any Record Date 59 133. Inspection of Records 59 134. Summary Financial Statements 59 135. Service of Notices 59 136. Record Date for Service 60 137. Members Resident Abroad or on Branch Registers 60 138. Service of Notice on Person Entitled by Transmission 61 139. Deemed Delivery 61 140. Notice When Post Not Available 62 141. Power to Stop Sending Notices or Other Documents. 62 142. Presumptions Where Documents Destroyed 63 143. Indemnity of Directors 64

ARTICLES OF ASSOCIATION of DIAGEO PLC (adopted by special resolution on 6 November 2025) Slaughter and May One Bunhill Row London EC1Y 8YY

ARTlCLES OF ASSOCIATION of DIAGEO PLC (adopted by special resolution on 6 November 2025) _______________________________ Interpretation 1. Exclusion of Model Articles No articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as the articles of the company 2. Definitions In these articles unless the context otherwise requires “address” includes a number or address used for the purposes of sending or receiving documents or information by electronic means, “approved depositary” means any custodian or other person (or a nominee for such custodian or other person) who holds or is interested in shares of the company (or rights or interests in shares of the company) and issues securities, documents of title or documents otherwise evidencing the entitlement of the holder thereof to or to receive such shares, rights or interests, provided and to the extent that such arrangements have been contractually agreed with the company or otherwise approved by the board, in each case for the purpose of these articles, and including (without limitation): (i) the trustees (acting in their capacity as such) of any employees’ share scheme established by the company or any other scheme or arrangement principally for the benefit of employees of the company and/or any of its subsidiary undertakings, which has been approved by the company in general meeting; (ii) the managers (acting in their capacity as such) of any investment or savings plan which the board has approved; and (iii) members holding shares of the company within CREST on behalf of the beneficial owners of such shares; “these articles” means these articles of association as altered from time to time and the expression “this article” shall be construed accordingly; “the auditors” means the auditors from time to time of the company or, in the case of joint auditors any one of them;

“the board” means the board of directors from time to time of the company or the directors present at a meeting of the directors at which a quorum is present; “certificated share” means a share which is not an uncertificated share and references in these articles to a share being held in certificated form shall be construed accordingly; “clear days” in relation to the period of a notice means that period excluding the day when the notice is served or deemed to be served and the day for which it is given or on which it is to take effect; “the Companies Acts” means every statute (including any orders, regulations or other subordinate legislation made under it) from time to time in force concerning companies in so far as it applies to the company; “electronic facility” includes (without limitation) website addresses and conference call systems and any device, system, procedure, method or other facility providing a telephonic or electronic means of attendance at and/or participation in a general meeting of the company decided by the board under these articles, whether specified in the notice of that meeting or as otherwise applying in respect of that meeting; “the holder” in relation to any shares means the person whose name is entered in the register as the holder of those shares; “the office” means the registered office from time to time of the company; “paid up” means paid up or credited as paid up; “participating class” means a class of shares title to which is permitted by an Operator to be transferred by means of a relevant system; “person entitled by transmission” means a person whose entitlement to a share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law has been noted in the register; “the register” means the register of members of the company; “seal” means any common or official seal that the company may be permitted to have under the Companies Acts; “the secretary” means the secretary, or (if there are joint secretaries) any one of the joint secretaries, of the company and includes an assistant or deputy secretary and any person appointed by the board to perform any of the duties of the secretary; “the uncertificated securities rules” means any provision of the Companies Acts relating to the holding, evidencing of title to, or transfer of uncertificated shares and any legislation, rules or other arrangements made under or by virtue of such provision;

“uncertificated share” means a share of a class which is at the relevant time a participating class title to which is recorded on the register as being held in uncertificated form and references in these articles to a share being held in uncertificated form shall be construed accordingly; “United Kingdom” means Great Britain and Northern Ireland; references to a document being “executed” include references to its being executed under hand or under seal or by any other method except by means of it being authenticated by electronic means; references to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts; references to “writing” include references to any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise and “written” shall be construed accordingly; references to any gender shall include a reference to the other genders; words or expressions to which a particular meaning is given by the Companies Acts in force when these articles or any part of these articles are adopted bear (if not inconsistent with the subject matter or context) the same meaning in these articles or that part (as the case may be) save that the word “company” shall include any body corporate; and references to a “meeting”: (A) refer to a meeting convened and held in any manner permitted by these articles, including a general meeting of the company at which any of those entitled to be present attend and participate by means of an electronic facility and/or attend and participate at a satellite meeting, and such persons shall be deemed to be present at that meeting for all purposes of the Companies Acts and these articles and “attend”, “attending”, “attendance”, “participate”, “participating” and “participation” shall be construed accordingly; and (B) shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person. Headings are included only for convenience and shall not affect meaning. 3. Limited Liability The liability of members of the company is limited to the amount, if any, unpaid on the shares in the company held by them.

4. Change of Name The company may change its name by resolution of the board. Share Capital 5. Rights Attached to Shares Subject to any rights attached to existing shares, any share may be issued with or have attached to it such rights and restrictions as the company may by ordinary resolution decide or, if no such resolution has been passed or so far as the resolution does not make specific provision, as the board may decide. Such rights and restrictions shall apply to the relevant shares as if the same were set out in these articles. 6. Redeemable Shares Subject to any rights attached to existing shares, any share may be issued which is to be redeemed, or is liable to be redeemed at the option of the company or the holder. The board may determine the terms, conditions and manner of redemption of any redeemable share so issued. Such terms and conditions shall apply to the relevant shares as if the same were set out in these articles. 7. Variation of Rights Subject to the provisions of the Companies Acts, all or any of the rights attached to any existing class of shares may from time to time (whether or not the company is being wound up) be varied in such manner as those rights may provide or (if no such provision is made) either with the consent in writing of the holders of not less than three-fourths in nominal value of the issued shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate general meeting of the holders of those shares. All the provisions of these articles as to general meetings of the company shall, with any necessary modifications, apply to any such separate general meeting, but so that the necessary quorum shall be two persons entitled to vote and holding or representing by proxy not less than one-third in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares), (but so that at any adjourned meeting one holder entitled to vote and present in person or by proxy (whatever the number of shares held by him) shall be a quorum), and that any holder of shares of the class present in person or by proxy and entitled to vote may demand a poll. The foregoing provisions of this article shall apply to the variation of the special rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class and their special rights were to be varied. 8. Matters not Constituting Variation of Rights The rights conferred upon the holders of any shares shall not, unless otherwise expressly provided in the rights attaching to those shares, be deemed to be varied by the creation or issue of further shares ranking pari passu with them or by the purchase or redemption by the company of any of its own shares.

9. Shares Subject to the provisions of these articles and to any resolution passed by the company and without prejudice to any rights attached to existing shares, the board may offer, reclassify, allot, grant options over or otherwise deal with or dispose of shares in the company to such persons, at such times and for such consideration and upon such terms as the board may decide. 10. Payment of Commission The company may in connection with the issue of any shares or the sale for cash of treasury shares exercise all powers of paying commission and brokerage conferred or permitted by the Companies Acts. Any such commission or brokerage may be satisfied by the payment of cash, or by the allotment of fully or partly-paid shares or other securities or partly in one way and partly in the other. 11. Trusts Not Recognised Except as ordered by a court of competent jurisdiction or as required by law, no person shall be recognised by the company as holding any share upon any trust and the company shall not be bound by or required in any way to recognise (even when having notice of it) any interest in any share or (except only as by these articles or by law otherwise provided) any other right in respect of any share other than an absolute right to the whole of the share in the holder. 12. Suspension of Rights Where Non-Disclosure of Interest (A) Where the holder of any shares in the company, or any other person appearing to be interested in those shares, fails to comply within the relevant period with any statutory notice in respect of those shares or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, the company may give the holder of those shares a further notice (a “restriction notice”) to the effect that from the service of the restriction notice those shares will be subject to some or all of the relevant restrictions, and from service of the restriction notice those shares shall, notwithstanding any other provision of these articles, be subject to those relevant restrictions accordingly. For the purpose of enforcing the relevant restriction referred to in sub paragraph (iii) of the definition of “relevant restrictions” set out in article 12(J), the board may give notice to the relevant member requiring the member to change the relevant shares held in uncertificated form to certificated form by the time stated in the notice and to keep them in certificated form for as long as the board requires. The notice may also state that the member may not change any of the relevant shares held in certificated form to uncertificated form. If the member does not comply with the notice, the board may authorise any person to instruct the Operator to change the relevant shares held in uncertificated form to certificated form. (B) If after the service of a restriction notice in respect of any shares the board is satisfied that all information required by any statutory notice relating to those shares or any of them from their holder or any other person appearing to be interested in the shares the subject of the restriction notice has been supplied, the company shall, within seven days, cancel the restriction notice. The company may at any time at its discretion cancel any restriction notice or exclude any shares from it. The company shall cancel a restriction notice within seven days after receipt of a notice in writing that the relevant shares have been transferred pursuant to an arm’s length sale. (C) Where any restriction notice is cancelled or ceases to have effect in relation to any shares, any moneys relating to those shares which were withheld by reason of that notice shall be paid without interest to the person who would but for the notice have been entitled to them or as he may direct. (D) Any new shares in the company issued in right of any shares subject to a restriction notice shall also be subject to the restriction notice, and the board may make any right to an allotment of the new shares subject to restrictions corresponding to those which will apply to those shares by reason of the restriction notice when such shares are issued. (E) Any holder of shares on whom a restriction notice has been served may at any time request the company to give in writing the reason why the restriction notice has been served, or why it remains uncancelled, and within 14 days of receipt of such a notice the company shall give that information accordingly. (F) If a statutory notice is given by the company to a person appearing to be interested in any share, a copy shall at the same time be given to the holder, but the failure or omission to do so or the non-receipt of the copy by the holder shall not invalidate such notice. (G) Where shares subject to a restriction notice, in which a person appears to be interested, are held by an approved depository, the provisions of this article 12 shall be treated as applying only to those shares held by the approved depository in which such person appears to be interested and not to any other shares held by the approved depository. (H) Where the member on which a statutory notice is served is an approved depository acting in its capacity as such, the disclosure obligations of the approved depository as a member of the company for the purposes of that statutory notice shall be limited to disclosing to the company such information relating to any person appearing to be interested in the shares held by the approved depository as has been recorded by the approved depository pursuant to arrangements entered into with the company or approved by the board and pursuant to which the approved depository was appointed. (I) This article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the company arising from any failure by any person to give any information required by a statutory notice within the time specified in it. For the purpose of this article a statutory notice need not specify the relevant period, and may require any information to be given before the expiry of the relevant period. (J) In this article: a sale is an “arm’s length sale” if the board is satisfied that it is a bona fide sale of the whole of the beneficial ownership of the shares to a party unconnected with the holder or with any person appearing to be interested in such shares and shall include a sale made by way of or in pursuance of acceptance of a takeover offer and a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom. For this purpose an associate (within the definition of that expression in any statute relating to insolvency in force at the date of adoption of this article) shall be included amongst the persons who are connected with the holder or any person appearing to be interested in such shares; “person appearing to be interested” in any shares shall mean any person named in a response to a statutory notice or otherwise notified to the company by a member as being so interested or shown in any register or record kept by the company under the Companies Acts as so interested or, taking into account a response or failure to respond in the light of the response to any other statutory notice and any other relevant information in the possession of the company, any person whom the company knows or has reasonable cause to believe is or may be so interested; “person with a 0.25 per cent. interest” means a person who holds, or is shown in any register or record kept by the company under the Companies Acts as having an interest in, shares in the company which comprise in total at least 0.25 per cent. in number or nominal value of the shares of the company (calculated exclusive of any shares held as treasury shares), or of any class of such shares (calculated exclusive of any shares of that class held as treasury shares), in issue at the date of service of the restriction notice; “relevant period” means a period of 14 days following service of a statutory notice; “relevant restrictions” mean in the case of a restriction notice served on a person with a 0.25 per cent. interest that:- (i) the shares shall not confer on the holder any right to attend or vote either personally or by proxy at any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings; (ii) the board may withhold payment of all or any part of any dividends or other moneys payable in respect of the shares and the holder shall not be entitled to receive shares in lieu of dividend; (iii) the board may decline to register a transfer of any of the shares which are certificated shares, unless such a transfer is pursuant to an arm’s length sale, and in any other case mean only the restriction specified in sub paragraph (i) of this definition; and

“statutory notice” means a notice served by the company under the Companies Acts requiring particulars of interests in shares or of the identity of persons interested in shares. 13. Uncertificated Shares (A) Pursuant and subject to the uncertificated securities rules, the board may permit title to shares of any class to be evidenced otherwise than by a certificate and title to shares of such a class to be transferred by means of a relevant system and may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class. Title to shares of a particular class may only be evidenced otherwise than by a certificate where that class of shares is at the relevant time a participating class. The board may also, subject to compliance with the uncertificated securities rules, determine at any time that title to any class of shares may from a date specified by the board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system. (B) In relation to a class of shares which is a participating class and for so long as it remains a participating class, no provision of these articles shall apply or have effect to the extent that it is inconsistent in any respect with: (i) the holding of shares of that class in uncertificated form; (ii) the transfer of title to shares of that class by means of a relevant system; (iii) any provision of the uncertificated securities rules; and (iv) the exercise of any powers or functions by the company or the effecting by the company of any actions by means of a relevant system, and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form. (C) Shares of a class which is at the relevant time a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the uncertificated securities rules. (D) If, under these articles or the Companies Acts, the company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an uncertificated share, then, subject to these articles and the Companies Acts, such entitlement shall include the right of the board to: (i) require the holder of that uncertificated share by notice in writing to change that share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a certificated share for as long as the board requires; (ii) appoint any person to take such other steps, by instruction given by means of a relevant system or otherwise, in the name of the holder of such shares as may be required to effect the transfer of such shares and such steps shall be as effective as if they had been taken by the registered holder of that share; and (iii) take such other action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share. (E) Unless the board otherwise determines, shares which a member holds in uncertificated form shall be treated as separate holdings from any shares which that member holds in certificated form. However, shares held in uncertificated form shall not be treated as forming a class which is separate from certificated shares with the same rights. (F) Unless the board otherwise determines or the uncertificated securities rules otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares. (G) The company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register of securities are a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled). 14. Right to Share Certificates Every person (except a person to whom the company is not by law required to issue a certificate) whose name is entered in the register as a holder of any certificated shares shall be entitled, without payment, to receive within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued) one certificate for all those shares of any one class. In the case of a certificated share held jointly by several persons, the company shall not be bound to issue more than one certificate and delivery of a certificate to one of several joint holders shall be sufficient delivery to all. A member who transfers some but not all of the shares comprised in a certificate shall be entitled to a certificate for the balance without charge (to the extent the balance is to be held in certificated form). If a member requires additional certificates he shall pay for each additional certificate (other than a certificate issued pursuant to article 15) such reasonable sum (if any) as the board may determine.

15. Replacement of Share Certificates If a share certificate is defaced, worn out, lost or destroyed, it may be replaced on such terms (if any) as to evidence and indemnity as the board may decide and, where it is defaced or worn out, after delivery of the old certificate to the company. Any two or more certificates representing shares of any one class held by any member shall at his request be cancelled and a single new certificate for such shares issued in lieu. Any certificate representing shares of any one class held by any member may at his request be cancelled and two or more certificates for such shares may be issued instead. The board may require the payment of any exceptional out-of-pocket expenses of the company incurred in connection with the issue of any certificates under this article (including, without limiting the generality of the foregoing, any expenses incurred in the investigation of such request and in the preparation and execution of any such indemnity). Any one of two or more joint holders may request replacement certificates under this article. 16. Execution of Share Certificates Every share certificate shall be executed under a seal or in such other manner as the board, having regard to the terms of issue and any listing requirements, may authorise and shall specify the number and class of the shares to which it relates and the amount or respective amounts paid up on the shares. The board may by resolution decide, either generally or in any particular case or cases, that any signatures on any share certificates need not be autographic but may be applied to the certificates by some mechanical or other means or may be printed on them or that the certificates need not be signed by any person. 17. Share Certificates Sent at Holder’s Risk Every share certificate sent in accordance with these articles will be sent at the risk of the member or other person entitled to the certificate. The company will not be responsible for any share certificate lost or delayed in the course of delivery. Lien 18. Company’s Lien on Shares Not Fully Paid The company shall have a first and paramount lien on every share (not being a fully paid share) for all amounts payable to the company (whether presently or not) in respect of that share. The company’s lien on a share shall extend to every amount payable in respect of it. The board may at any time either generally or in any particular case waive any lien that has arisen or declare any share to be wholly or in part exempt from the provisions of this article. 19. Enforcing Lien by Sale The company may sell, in such manner as the board may decide, any share on which the company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been served on the holder of the share or the person who is entitled by transmission to the share, demanding payment and stating that if the notice is not complied with the share may be sold. For giving effect to the sale the board may authorise some person to execute an instrument of transfer of the share sold to or in accordance with the directions of the purchaser. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the share be affected by any irregularity or invalidity in relation to the sale. 20. Application of Proceeds of Sale The net proceeds, after payment of the costs, of the sale by the company of any share on which it has a lien shall be applied in or towards payment or discharge of the debt or liability in respect of which the lien exists so far as it is presently payable, and any residue shall (subject to a like lien for debts or liabilities not presently payable as existed upon the share prior to the sale and upon surrender, if required by the company, for cancellation of the certificate for the share sold) be paid to the person who was entitled to the share at the time of the sale. Calls on Shares 21. Calls Subject to the terms of issue, the board may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal amount of the shares or by way of premium) and not payable on a date fixed by or in accordance with the terms of issue, and each member shall (subject to the company serving upon him at least 14 clear days’ notice specifying when and where payment is to be made) pay to the company as required by the notice the amount called on his shares. A call may be made payable by instalments. A call may be revoked or postponed, in whole or in part, as the board may decide. A person upon whom a call is made shall remain liable jointly and severally with the successors in title to his shares for all calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. 22. Timing of Calls A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed. 23. Liability of Joint Holders The joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. 24. Interest Due on Non-Payment If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the company may have incurred by reason of such non-payment together with interest on the amount unpaid from the day it is due and payable to the time of actual payment at the rate fixed by the terms of the allotment of the share or in the notice of the call or, if no rate is so fixed, at such rate, not exceeding 20 per cent. per annum (compounded on a six monthly basis), as the board may decide, but the board shall be at liberty in any case or cases to waive payment of any sum due under this article, wholly or in part.

25. Sums Due on Allotment Treated as Calls Any amount which becomes payable in respect of a share on allotment or on any other date fixed by or in accordance with the terms of issue, whether in respect of the nominal amount of the share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid, all the provisions of these articles shall apply as if the sum had become due and payable by virtue of a call. 26. Power to Differentiate The board may on or before the issue of shares differentiate between the allottees or holders as to the amount of calls to be paid and the times of payment. 27. Payment of Calls in Advance The board may, if it thinks fit, receive from any member who is willing to advance them all or any part of the moneys uncalled and unpaid upon any shares held by him and on all or any of the moneys so advanced may (until they would, but for the advance, become presently payable) pay interest at such rate, not exceeding (unless the company by ordinary resolution shall otherwise direct) 20 per cent. per annum, as the board may decide. The board may at any time repay the amount so advanced on giving such member not less than three months’ notice in writing of its intention to do so, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Forfeiture of Shares 28. Notice if Call or Instalment Not Paid If the whole or any part of any call or instalment of a call remains unpaid on any share after the day appointed for payment, the board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and any expenses incurred by the company by reason of such non-payment. 29. Form of Notice The notice shall name a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where, the payment required by the notice is to be made and shall state that in the event of non-payment on or before the day and at the place appointed, the shares in respect of which the call has been made or instalment is payable will be liable to be forfeited. 30. Forfeiture for Non-Compliance with Notice If the notice is not complied with, any share in respect of which it was given may, at any time before payment of all calls or instalments and interest and expenses due in respect of it has been made, be forfeited by (and with effect from the passing of) a resolution of the board to that effect and the forfeiture shall include all dividends declared and other moneys payable in respect of the forfeited shares and not paid before the forfeiture. Unless the board otherwise decides, no holder of such a share is entitled to be present or vote (whether in person or by proxy) at any meeting, on a show of hands or on a poll, or to demand a poll or exercise any other right as a member. The board may accept the surrender of any share liable to be forfeited and, in that event, references in these articles to forfeiture shall include surrender. 31. Notice after Forfeiture When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the holder of the share (or on any person entitled to the share by transmission) and an entry of the forfeiture or surrender, with the date thereof, shall forthwith be made in the register, but no forfeiture shall be invalidated by any omission or neglect to give such notice or make such entry. 32. Sale of Forfeited Shares Until cancelled in accordance with the requirements of the Companies Acts, a forfeited share shall be deemed to be the property of the company and may be sold or otherwise disposed of either to the person who was, before forfeiture, the holder or to any other person upon such terms and in such manner as the board shall decide. The board may for the purposes of the disposal authorise some person to execute an instrument of transfer to the designated transferee. The company may receive the consideration (if any) given for the share on its disposal. At any time before a sale or disposition the forfeiture may be cancelled by the board on such terms as the board may decide. 33. Arrears to be Paid Notwithstanding Forfeiture A person whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the company for cancellation the certificate for the forfeited shares but shall remain liable to pay to the company all moneys which at the date of the forfeiture were payable by him to the company in respect of those shares with interest thereon at the rate of 20 per cent. per annum (or such lower rate as the board may decide) from the date of forfeiture until payment, and the company may enforce payment without being under any obligation to make any allowance for the value of the shares forfeited or for any consideration received on their disposal. 34. Effect of Forfeiture The forfeiture of a share shall (subject to the Companies Acts and unless otherwise provided by these articles) involve the extinction from the time of forfeiture of all interest in, and all claims and demands against the company in respect of, the share and all other rights and liabilities incidental to the share as between the holder and the company. 35. Statutory Declaration as to Forfeiture A statutory declaration that the declarant is a director of the company or the secretary and that a share has been forfeited (or sold to satisfy a lien of the company) on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money (if any) nor shall his title to the share be affected by any irregularity or invalidity in the proceedings relating to the forfeiture, sale or disposal.

Transfer of Shares 36. Transfer (A) Subject to such of the restrictions of these articles as may be applicable: (i) any member may transfer all or any of his uncertificated shares by means of a relevant system in such manner provided for, and subject as provided in, the uncertificated securities rules, and accordingly no provision of these articles shall apply in respect of an uncertificated share to the extent that it requires or contemplates the effecting of a transfer by an instrument in writing or the production of a certificate for the share to be transferred; and (ii) any member may transfer all or any of his certificated shares by an instrument of transfer in any usual form or in any other form which the board may approve. (B) The transferor of a share shall be deemed to remain the holder of the share concerned until the name of the transferee is entered in the register in respect of it. 37. Execution of Transfer The instrument of transfer of a certificated share shall be executed by or on behalf of the transferor and (in the case of a partly paid share) the transferee. All instruments of transfer, when registered, may be retained by the company. 38. Rights to Decline Registration of Partly Paid Shares The board can decline to register any transfer of any share which is not a fully paid share. 39. Other Rights to Decline Registration (A) Registration of a transfer of an uncertificated share may be refused in the circumstances set out in the uncertificated securities rules, and where, in the case of a transfer to joint holders, the number of joint holders to whom the uncertificated share is to be transferred exceeds four. (B) The board may decline to register any transfer of a certificated share unless: (i) the instrument of transfer is duly stamped or duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty and is left at the office or such other place as the board may from time to time determine accompanied (save in the case of a transfer by a person to whom the company is not required by law to issue a certificate and to whom a certificate has not been issued) by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the person executing the instrument of transfer to make the transfer and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do;

(ii) the instrument of transfer is in respect of only one class of share; and (iii) in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four. (C) For all purposes of these articles relating to the registration of transfers of shares, the renunciation of the allotment of any shares by the allottee in favour of some other person shall be deemed to be a transfer and the board shall have the same powers of refusing to give effect to such a renunciation as if it were a transfer. 40. No Fee for Registration No fee shall be charged by the company for registering any transfer, document or instruction relating to or affecting the title to any share or for making any other entry in the register. 41. Renunciation of Allotment The board may, at any time after the allotment of any share but before any person has been entered in the register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the board may decide. 42. Untraced Shareholders (A) The company may sell any certificated shares in the company on behalf of the holder of, or person entitled by transmission to, the shares at the best price reasonably obtainable at the time of sale if: (i) the shares have been in issue either in certificated or uncertificated form throughout the qualifying period and at least three cash dividends have become payable on the shares during the qualifying period; (ii) no cash dividend payable on the shares has been cashed or otherwise satisfied by the transfer of funds to a bank account designated by the holder of, or person entitled by transmission to, the shares or by the transfer of funds by means of a relevant system at any time during the relevant period; (iii) so far as any director of the company at the end of the relevant period is then aware, the company has not at any time during the relevant period received any communication from the holder of, or person entitled by transmission to, the shares; and (iv) after the qualifying period, the company has sent a notice to that person’s last known address or the address at which service or supply of notices, documents or other information may be effected under these articles, giving notice of its intention to sell the shares and a period of three months has elapsed from the date such notice was despatched. Before sending such notice, the company must have used such efforts as it considers reasonable to trace the relevant holder or person entitled by transmission. For the purpose of this article: “the qualifying period” means the period of 12 years immediately preceding the date of sending of the notice referred to in sub-paragraph (iv) above; and “the relevant period” means the period beginning at the commencement of the qualifying period and ending on the date when all the requirements of sub-paragraphs (i) to (iv) above have been satisfied. (B) The company shall also be entitled to sell at the best price reasonably obtainable at the time of sale any additional certificated shares in the company issued either in certificated or uncertificated form during the qualifying period in respect of any share to which paragraph (A) of this article applies (or in respect of any share so issued), if the criteria in paragraph (A)(ii) to (iv) are satisfied in relation to the additional shares. (C) To give effect to any sale of shares pursuant to this article the board may authorise some person to transfer the shares in question and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The purchaser shall not be bound to see to the application of the purchase moneys nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. (D) The net proceeds of any sale shall immediately be forfeited by the former holder of, or person who was entitled by transmission to, the shares and will immediately belong to the company upon their receipt. The company will not be liable in any respect, and will not be required to account, for any part of the net proceeds to the former holder of, or person who was entitled by transmission to, such shares. (E) If the company sells any shares pursuant to this article, any dividend or other sum that has not been cashed or claimed in respect of those shares and that has not already been forfeited under these articles shall be immediately forfeited by the former holder of, or person who was entitled by transmission to, such shares, and will immediately belong to the company when the shares are sold. (F) The company may use the net proceeds of any sale, as well as any dividends or other sums, in each case, that have been forfeited pursuant to this article, in its discretion as the board thinks fit. Transmission of Shares 43. Transmission on Death If a member dies, the survivor or survivors, where he was a joint holder, and his personal representatives, where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the company as having any title to his shares; but nothing contained in these articles shall release the estate of a deceased holder from any liability in respect of any share held by him solely or jointly with other persons. 44. Entry of Transmission in Register Where the entitlement of a person to a certificated share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law is proved to the satisfaction of the board, the board shall within two months after proof cause the entitlement of that person to be noted in the register. 45. Election of Person Entitled by Transmission Any person entitled by transmission to a share may, subject as provided elsewhere in these articles, elect either to become the holder of the share or to have some person nominated by him registered as the holder. If he elects to be registered himself he shall give notice to the company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person. If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including, without limitation, the execution of any document and the giving of any instruction by means of a relevant system) to enable himself or that person to be registered as the holder of the share. The board may at any time require the person to elect either to be registered himself or to transfer the share and if the requirements are not complied with within 60 days of being issued the board may withhold payment of all dividends and other moneys payable in respect of the share until the requirements have been complied with. All the provisions of these articles relating to the transfer of, and registration of transfers of, shares shall apply to the notice or transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or transfer was given or executed by the member. 46. Rights of Person Entitled by Transmission Where a person becomes entitled by transmission to a share, the rights of the holder in relation to that share shall cease, but the person entitled by transmission to the share may give a good discharge for any dividends or other moneys payable in respect of it and shall have the same rights in relation to the share as he would have had if he were the holder of it save that, until he becomes the holder, he shall not be entitled in respect of the share (except with the authority of the board) to receive notice of, or to attend or vote at, any general meeting of the company or at any separate general meeting of the holders of any class of shares in the company or to exercise any other right conferred by membership in relation to general meetings. Alteration of Share Capital 47. Sub-division Any resolution authorising the company to sub-divide its shares or any of them may determine that, as between the shares resulting from the sub-division, any of them may have any preference, advantage or deferred or other right or be subject to any restriction as compared with the others.

48. Fractions Whenever as a result of a consolidation, consolidation and sub-division or sub division of shares any holders would become entitled to fractions of a share, the board may deal with the fractions as it thinks fit, including by aggregating and selling them or by dealing with them in some other way. For the purposes of effecting any such sale, the board may arrange for the shares representing the fractions to be entered into the register as certificated shares. The board may sell shares representing fractions for the best price reasonably obtainable (or at any other price approved by the company by special resolution) to any person (including, subject to the provisions of the Companies Acts, the company) and distribute the net proceeds of sale (subject to the retention by the company of any amounts so small that the cost of distribution would be disproportionate to the amounts involved) in due proportion among those members and the board may authorise some person to transfer or deliver the shares to, or in accordance with the directions of, the purchaser. The person to whom any shares are transferred or delivered shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale. Participation in General Meetings 49. Participation in General Meetings (A) The board may make any arrangements it decides fit to allow those entitled to do so to attend and participate in any general meeting. (B) Unless the notice of meeting says otherwise or the chairman of the meeting decides otherwise, a general meeting will be treated as taking place where the chairman of the meeting is at the time of the meeting. (C) Two or more persons who may not be in the same place as each other attend and participate in a general meeting if they are able to exercise their rights to speak and vote at that meeting. A person is able to exercise the right to speak at a general meeting if that person can communicate to all those attending the meeting while the meeting is taking place. A person is able to exercise the right to vote at a general meeting if that person can vote on resolutions put to the meeting (or, in relation to a poll, can vote within the required time frame) and that person’s vote can be taken into account in deciding whether or not such resolutions are passed alongside the votes of others attending the meeting. (D) When deciding whether a person is attending or participating in a meeting other than at a physical place, it is immaterial where that person is or how that person is able to communicate with others who are attending and participating. (E) Where holders of, and persons entitled by transmission to, shares can participate at a general meeting by means of an electronic facility, any document required to be on display or available for inspection will be made available for the required period in electronic form to those persons entitled to inspect it and this will satisfy any such requirement.

50. Electronic Facilities and Satellite Meetings (A) The board may decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation by means of one or more electronic facilities. Shareholders present in person or by proxy by means of any such electronic facility will be counted in the quorum for, and entitled to participate in, the general meeting. (B) The board may also decide to let persons entitled to attend and participate in a general meeting do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world (referred to in these articles as a satellite meeting). Shareholders present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting. The satellite meeting will be treated as taking place where the chairman of the meeting is at the time of the meeting and the powers of the chairman will apply to the satellite meeting. (C) Any general meeting at which electronic facilities are available and any satellite meeting will be duly constituted and its proceedings valid if the chairman is satisfied that facilities are available throughout the meeting (save for any period of interruption and/or adjournment to restore the operation of any electronic facility or the connection with any satellite facility) to enable all members attending the meeting by whatever means and at all the meeting places to: (i) participate in the business for which the meeting has been called; (ii) hear all the people who speak at the meeting and at any satellite meeting; and (iii) be heard by all other people attending and participating in the meeting. (D) Nothing in these articles authorises or allows a general meeting to be held exclusively via electronic facilities. Notice of General Meetings 51. Omission or Non-Receipt of Notice (A) The accidental omission to give any notice of a meeting or the accidental omission to send or supply any notice, document or other information relating to any meeting to, or the non-receipt (even if the company becomes aware of such failure to send or supply or non-receipt) of any such notice, document or other information by, any person entitled to receive the notice, document or other information shall not invalidate the proceedings at that meeting. (B) A member present in person or by proxy at a meeting shall be deemed to have received proper notice of that meeting and, where applicable, of the purpose of that meeting.

52. Postponement of General Meetings and Changes to Arrangements If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place (or places, in the case of a satellite meeting) specified in the notice calling the general meeting (or as subsequently applying) or by means of any electronic facility stated in that notice or otherwise being made available for that meeting, or if the board (in its absolute discretion) otherwise considers it appropriate to alter arrangements for the general meeting (as originally specified or subsequently applying), it may postpone or move the general meeting to another date, time and/or place (or places in the case of a satellite meeting) and/or change, cancel or introduce any electronic facility or make other alterations in respect of the general meeting (or do any of these things). The board shall take reasonable steps to ensure that notice of the date, time and place of the rearranged meeting (or places, in the case of a satellite meeting) and details of any electronic facility arrangements is given to any members trying to attend the meeting at the original time and place, which may include publicising such details on the company’s website and/or by means of a stock exchange announcement, which together shall be deemed to constitute reasonable steps and due notice for the purposes of this article. Notice of the business to be transacted at such rearranged meeting shall not be required. If a meeting is rearranged in this way, the appointment of a proxy will be valid if it is received as required by these articles not less than 48 hours before the time appointed for holding the rearranged meeting. The board may also postpone, move, alter or make other arrangements in respect of the rearranged meeting under this article. Proceedings at General Meetings 53. Quorum No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairman of the meeting which shall not be treated as part of the business of the meeting. Save as otherwise provided by these articles, two members present in person or by proxy and entitled to vote shall be a quorum for all purposes. 54. Procedure if Quorum Not Present If within five minutes (or such longer time not exceeding one hour as the chairman of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, or if during the meeting a quorum ceases to be present, the meeting: (i) if convened by or upon the requisition of members, shall be dissolved; and (ii) in any other case, it shall stand adjourned to such other day (being not less than ten days later, excluding the day on which the meeting is adjourned and the day for which it is reconvened) and at such other time or place or places and with such means of attendance and participation as the chairman of the meeting may decide. At any adjourned meeting one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum and any notice of an adjourned meeting shall state that one member present in person or by proxy and entitled to vote (whatever the number of shares held by him) shall be a quorum.

55. Security, Health and Safety and Access Arrangements (A) The board may, for the purpose of controlling the level of attendance and ensuring the safety of those attending at any place specified for the holding of a general meeting, from time to time make (and vary) such arrangements as the board may in its absolute discretion decide. The entitlement of any member or proxy to attend a general meeting at any such place shall be subject to any such arrangements. (B) Without prejudice to the generality of (A) above, the board may: (i) direct that the meeting shall be held at a place specified in the notice at which the chairman of the meeting shall preside (the “principal place”); and (ii) make arrangements to establish a satellite meeting place as provided in article 50 for members otherwise entitled to attend the general meeting but excluded from the principal place under the provisions of this article (“excluded members”) (or who wish to attend at any such other places) provided that, to the extent required by law, the requirements of article 50(C) are met. Such arrangements for simultaneous attendance may include arrangements for controlling the level of attendance in any manner at any of such other places, provided that they shall operate so that each excluded member is able to attend at one of such other places. For the purposes of all other provisions of these articles any such meeting shall be treated as being held and taking place at the principal place. (C) The directors or the secretary may also direct that persons wishing to attend any general meeting should submit or be subject to such searches or other security arrangements or restrictions (including relating to health or safety) or any other arrangements, in each case as the directors or the secretary shall consider appropriate in the circumstances and the directors or the secretary shall be entitled in their absolute discretion to, or to authorise some one or more persons to, refuse physical or electronic entry to, or to eject (physically or electronically) from, such general meeting any person who fails to submit to such checks or searches or otherwise to comply with any such arrangements or restrictions. (D) Where a general meeting is held partly by means of an electronic facility, the board may make any arrangement and impose any requirement or restriction that is necessary to ensure the identification of those taking part by this means and the security of the electronic facility. 56. Chairman of General Meeting (A) The chairman (if any) of the board or, in his absence, the deputy chairman (if any) shall preside as chairman at every general meeting. If more than one deputy chairman is present they shall agree amongst themselves who is to take the chair or, if they cannot agree, the deputy chairman who has been in office as a director longest shall take the chair.

(B) If: (i) there is no chairman or deputy chairman; or (ii) at any meeting neither the chairman nor any deputy chairman is present within five minutes after the time appointed for the commencement of the meeting; or (iii) neither the chairman nor any deputy chairman is capable or willing to act as chairman, then the senior non-executive director of the company shall act as chairman of the meeting or (if the senior non-executive director is absent, incapacitated or unwilling to act) the directors present shall choose one of their number to act, or if one director only is present he shall preside as chairman of the meeting if willing to act. (C) If no director is present at a general meeting, or if each of the directors present declines to take the chair, the persons present and entitled to vote shall appoint one of their number to be chairman of the meeting. (D) Nothing in these articles shall restrict or exclude any of the powers or rights of a chairman of a meeting which are given by law. A chairman selected pursuant to this article 56 will remain chairman for the duration of the relevant meeting unless such person voluntarily relinquishes such role, in which case this article 56Error! Reference source not found. shall apply, mutatis mutandis, to the selection of a replacement chairman of the meeting. (E) If the board shall at any time have appointed joint chairmen, each joint chairman shall preside as chairman at alternate general meetings of the company, unless the joint chairmen shall otherwise agree between them. (F) The chairman of a general meeting may nominate any director present at the meeting to propose any resolution or otherwise facilitate the conduct of any business concerning the chairman himself. 57. Orderly Conduct The chairman of the meeting shall take such action or give directions for such action to be taken as he thinks fit to promote the orderly conduct of the business of the meeting as laid down in the notice of the meeting. The chairman’s decision on points of order, matters of procedure or matters arising incidentally from the business of the meeting shall be final as shall be his determination as to whether any point or matter is of such a nature. 58. Entitlement to Attend and Speak (A) Each director shall be entitled to attend and speak at any general meeting of the company. The chairman of the meeting may invite any person to attend and speak at any general meeting of the company where he considers that this will assist in the deliberations of the meeting.

(B) All persons seeking to attend and participate in a general meeting by way of electronic facility are responsible for maintaining adequate facilities to enable them to do so. Subject to the right of the chairman to adjourn a general meeting under these articles, any inability of a person to attend or participate in a general meeting by means of electronic facility shall not invalidate the proceedings of that meeting. 59. Adjournments The chairman of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced or a quorum is present) either sine die or to another time or place (or places, in the case of a satellite meeting) and with such means of attendance and participation as he decides, where it appears to him that (a) the members entitled to vote and wishing to attend cannot be conveniently accommodated in the place (or places, in the case of a satellite meeting) appointed for the meeting, (b) the conduct of persons present prevents or is likely to prevent the orderly continuation of business, (c) an adjournment is otherwise necessary so that the business of the meeting may be properly conducted, or (d) the facilities or security at the place of the meeting (or places, in the case of a satellite meeting) or any electronic facility provided for the meeting have become inadequate or are otherwise not sufficient to allow the meeting to be conducted as intended. In addition, the chairman of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either sine die or to another time or place (or places, in the case of a satellite meeting). When a meeting is adjourned sine die the time and place (or places, in the case of a satellite meeting) and the means of attendance and participation for the adjourned meeting shall be fixed by the board. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place. Any meeting may be adjourned more than once. 60. Notice of Adjournment If the continuation of an adjourned meeting is to take place three months or more after it was adjourned or if business is to be transacted at an adjourned meeting the general nature of which was not stated in the notice of the original meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided in this article, it shall not be necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting. Amendments 61. Amendments to Resolutions In the case of a resolution duly proposed as a special resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon and in the case of a resolution duly proposed as an ordinary resolution no amendment thereto (other than an amendment to correct a patent error) may be considered or voted upon unless either at least two working days prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice in writing of the terms of the amendment and intention to move the same has been received by the company at the office or the chairman of the meeting in his absolute discretion decides that it may be considered or voted upon. With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is put to the vote.

62. Amendments Ruled Out of Order If an amendment shall be proposed to any resolution under consideration but shall be ruled out of order by the chairman of the meeting the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. Voting 63. Votes of Members Subject to any special terms as to voting upon which any shares may be issued or may at the relevant time be held and to any other provisions of these articles, members shall be entitled to vote at a general meeting whether on a show of hands or on a poll as provided in the Companies Acts. For this purpose, where a proxy is given discretion as to how to vote on a show of hands, this shall be treated as an instruction by the relevant member to vote in the way in which the proxy elects to exercise that discretion. 64. Method of Voting A resolution put to the vote at a general meeting held partly by means of an electronic facility will be decided on a poll, which poll votes may be cast by such electronic means as the board decides are appropriate. Any such poll will be treated as having been validly demanded at the time fixed for the holding of the meeting. Subject to this, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless (before or on the declaration of the result of the show of hands) a poll is demanded. A poll may be demanded by: (i) the chairman of the meeting; or (ii) at least three members present in person or by proxy and entitled to vote on the resolution; or (iii) any member or members present in person or by proxy and representing in the aggregate not less than one-tenth of the total voting rights of all the members having the right to vote on the resolution; or (iv) any member or members present in person or by proxy and holding shares conferring a right to vote on the resolution on which there have been paid up sums in the aggregate equal to not less than one-tenth of the total sum paid up on all the shares conferring that right. The chairman of the meeting can also demand a poll before a resolution is put to the vote on a show of hands. Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that a resolution on a show of hands has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded for or against the resolution.

65. Procedure if Poll Demanded If a poll is properly demanded it shall be taken in such manner as the chairman of the meeting shall direct. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 66. When Poll to be Taken No poll may be demanded on the election of the chairman of a meeting. On a question of adjournment of any meeting, a poll may only be demanded by the chairman of the meeting and it shall be taken immediately. A poll duly demanded on any other question shall be taken in such manner and either forthwith or on such date (being not later than 28 days after the date of the demand) and at such time and place or places and by means of such attendance and participation as the chairman of the meeting shall direct. It shall not be necessary (unless the chairman of the meeting otherwise directs) for notice to be given of a poll. 67. Continuance of Other Business after Poll Demand The demand for a poll (other than a demand by the chairman on a question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded, and it may be withdrawn with the consent of the chairman of the meeting at any time before the close of the meeting or the taking of the poll, whichever is the earlier, and in that event shall not invalidate the result of a show of hands declared before the demand was made. 68. Votes of Joint Holders In the case of joint holders of a share the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding. 69. Voting on Behalf of Incapable Member A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote at any general meeting of the company and may exercise any other right conferred by membership in relation to general meetings by or through any person authorised in such circumstances to do so on his behalf (and that person may vote by proxy), provided that evidence to the satisfaction of the board of the authority of the person claiming to exercise the right to vote or such other right has been received by the company not later than the last time at which appointments of proxy should have been received in order to be valid for use at that meeting or on the holding of that poll. 70. No Right to Vote where Sums Overdue on Shares No member shall, unless the board otherwise decides, be entitled in respect of any share held by him to attend or vote (either personally or by proxy) at any general meeting of the company or upon a poll or to exercise any other right conferred by membership in relation to general meetings or polls unless all calls or other sums presently payable by him in respect of that share have been paid.

71. Objections or Errors in Voting (A) If: (i) any objection shall be raised to the qualification of any voter, or (ii) any votes have been counted which ought not to have been counted or which might have been rejected, or (iii) any votes are not counted which ought to have been counted, the objection or error shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting or poll at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be conclusive. (B) The company shall not be obliged to ascertain whether a proxy or representative of a corporation has voted in accordance with a member’s instructions and the failure of a proxy or representative so to do shall not vitiate the decision of the meeting or adjourned meeting or poll on any resolution. Proxies 72. Appointment of Proxies The appointment of a proxy shall be in writing signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, shall either be executed under its seal or signed by an officer, attorney or other person authorised to sign it. If a member appoints more than one proxy and the proxy forms appointing those proxies would give those proxies the apparent right to exercise votes on behalf of the member in a general meeting over more shares than are held by the member, then each of those proxy forms will be invalid and none of the proxies so appointed will be entitled to attend, speak or vote at the relevant general meeting. 73. Receipt of Proxies (A) The appointment of a proxy must: (i) in the case of an appointment made in hard copy form, be received at the office (or such other place as may be specified by the company for the receipt of appointments of proxy in hard copy form) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote together with (if required by the board) any authority under which it is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board; (ii) in the case of an appointment made by electronic means, be received at the address specified by the company for the receipt of appointment of proxy by electronic means not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote. Any authority pursuant to which such an appointment is made or a copy of the authority, certified notarially or in accordance with the Powers of Attorney Act 1971 or in some other manner approved by the board, must, if required by the board, be received at such address or at the office (or such other place as may be specified by the company for the receipt of such documents) not less than 48 hours (or such shorter time as the board may determine) before the time appointed for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote; (iii) in the case of a poll taken more than 48 hours after it was demanded, be received as aforesaid not less than 24 hours (or such shorter time as the board may determine) before the time appointed for the taking of the poll; or (iv) in the case of a poll taken following the conclusion of a meeting or adjourned meeting but 48 hours or less after it was demanded, be received as aforesaid before the end of the meeting at which it was demanded (or at such later time as the board may determine), and an appointment of a proxy which is not, or in respect of which the authority or copy thereof is not, received in a manner so permitted shall be invalid, unless the board waives compliance with this provision. When two or more valid but differing appointments of a proxy are received in respect of the same share for use at the same meeting or poll, the one which is last received (regardless of its date or of the date of its signature) shall be treated as replacing and revoking the others as regards that share; if the company is unable to determine which was last received, none of them shall be treated as valid in respect of that share. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. The proceedings at a general meeting shall not be invalidated where an appointment of a proxy in respect of that meeting is sent in electronic form as provided in these articles, but because of a technical problem it cannot be read by the recipient. (B) The board may at its discretion determine that in calculating the periods mentioned in this article no account shall be taken of any part of a day that is not a working day. 74. Maximum Validity of Proxy No appointment of a proxy shall be valid after 12 months have elapsed from the date of its receipt save that, unless the contrary is stated in it, an appointment of a proxy shall be valid for use at an adjourned meeting or a poll after a meeting or an adjourned meeting even after 12 months, if it was valid for the original meeting.

75. Form of Proxy The appointment of a proxy shall be in any usual form or in such other form as the board may approve. The appointment of a proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given as the proxy thinks fit. The appointment of a proxy shall, unless the contrary is stated in it, be valid as well for any adjournment of the meeting as for the meeting to which it relates. 76. Cancellation of Proxy’s Authority A vote given or poll demanded by a proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll, unless notice in writing of the determination was received by the company at the office (or such other place or address as was specified by the company for the receipt of appointments of proxy) not later than the last time at which an appointment of a proxy should have been received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll taken. 77. Board’s Power to Issue Proxies The board may at the expense of the company send instruments of proxy to members by post or otherwise (with or without provision for their return prepaid) for use at any general meeting or at any separate meeting of the holders of any class of shares, either in blank or nominating in the alternative any one or more of the board or any other person. If, for the purpose of any meeting, invitations to appoint as proxy a person, or one of a number of persons specified in the invitations, are issued at the company’s expense, they shall (without prejudice to any other provision of these articles or of the Companies Acts permitting the board to cease or suspend sending notices or other circulars to a member) be issued to all the members entitled to be sent a notice of the meeting and to vote at it. The accidental omission to send such an instrument or give such an invitation to, or the non-receipt by, any member entitled to attend and vote at a meeting shall not invalidate the proceedings at that meeting. Class Meetings 78. Separate General Meetings The provisions of these articles relating to general meetings shall apply, with any necessary modifications, to any separate general meeting of the holders of shares of a class convened otherwise than in connection with the variation or abrogation of the rights attached to the shares of that class. For this purpose, a general meeting at which no holder of a share other than an ordinary share may, in his capacity as a member, attend or vote shall also constitute a separate general meeting of the holders of the ordinary shares. Appointment, Retirement and Removal of Directors 79. Number of Directors Unless otherwise determined by ordinary resolution of the company, the directors (disregarding alternate directors) shall be not less than three nor more than 25 in number.

80. Directors’ Shareholding Qualification No shareholding qualification for directors shall be required. 81. Power of Company to Appoint Directors Subject to the provisions of these articles, the company may by ordinary resolution appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. 82. Power of Board to Appoint Directors Subject to the provisions of these articles, the board may appoint any person who is willing to act to be a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not at any time exceed any maximum number fixed by or in accordance with these articles. 83. Annual Retirement of Directors At every annual general meeting all the directors at the date on which the notice convening the annual general meeting is approved by the board shall retire from office and may offer themselves for re- appointment by the members. 84. Filling Vacancies Subject to the provisions of these articles, at the meeting at which a director retires, the company can pass an ordinary resolution to re-appoint the director or to appoint some other eligible person in his place. 85. Power of Removal by Special Resolution In addition to any power of removal conferred by the Companies Acts, the company may by special resolution remove any director before the expiration of his period of office and may (subject to these articles) by ordinary resolution appoint another person who is willing to act to be a director in his place. 86. Persons Eligible as Directors A retiring director shall be eligible for re-appointment. No person other than a director retiring at the meeting shall be appointed or re-appointed a director at any general meeting unless: (i) he is recommended by the board; or (ii) not less than seven nor more than 40 clear days before the day appointed for the meeting, notice in writing by a member qualified to vote at the meeting (not being the person to be proposed) has been given to the secretary of the intention to propose that person for appointment or re-appointment together with confirmation in writing by that person of his willingness to be appointed or re-appointed.

87. Position of Retiring Directors A director who retires at an annual general meeting may, if willing to continue to act, be appointed or re-appointed. If he is appointed or re-appointed he is treated as continuing in office throughout. If he is not appointed or re-appointed, he shall retain office until the end of the meeting or (if earlier) when a resolution is passed to appoint someone in his place. 88. Vacation of Office by Directors Without prejudice to the provisions for retirement contained in these articles, the office of a director shall be vacated if: (i) he resigns his office by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board; or (ii) by notice in writing sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, he offers to resign and the board resolves to accept such offer; or (iii) he is an executive director and his appointment to the relevant office or employment is terminated or expires and the board resolves that his office be vacated; or (iv) a notice in writing removing him as a director is sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, and such notice is given by all of the other directors and all of the other directors are not less than three in number; or (v) he is or has been suffering from mental or physical ill health or becomes a patient for the purpose of any statute relating to mental health and the board resolves that his office is vacated; or (vi) he is absent without the permission of the board from meetings of the board (whether or not an alternate director appointed by him attends) for six consecutive months and the board resolves that his office is vacated; or (vii) he becomes bankrupt or compounds with his creditors generally; or (viii) he is prohibited by law from being a director; or (ix) he ceases to be a director by virtue of the Companies Acts or is removed from office pursuant to these articles. If the office of a director is vacated for any reason, he shall cease to be a member of any committee or sub-committee of the board.

89. Alternate Directors (A) Each director may appoint any person to be his alternate and may at his discretion remove an alternate director so appointed. If the alternate director is not already a director, the appointment, unless previously approved by the board, shall have effect only upon and subject to its being so approved. Any appointment or removal of an alternate director shall be effected by notice in writing signed by the appointor and sent to or received at the office or at an address specified by the company for the purposes of communication by electronic means or tendered at a meeting of the board, or in any other manner approved by the board. An alternate director shall not be required to hold any shares in the capital of the company and shall not be counted in reckoning the maximum and minimum numbers of directors allowed or required by article 79. An alternate director shall be entitled (subject to his giving to the company an address within the United Kingdom at which notices may be served upon him) to receive notice of all meetings of the board or of committees of the board of which his appointor is a member. It shall not be necessary to give notice of such a meeting to an alternate director who is absent from the United Kingdom. He shall also be entitled to attend and vote as a director at any such meeting at which the director appointing him is not personally present and at such meeting to exercise and discharge all the functions, powers, rights and duties of his appointor as a director and for the purposes of the proceedings at such meeting the provisions of these articles shall apply as if he were a director. (B) Every person acting as an alternate director shall (except as regards power to appoint an alternate and remuneration) be subject in all respects to the provisions of these articles relating to directors and shall during his appointment be an officer of the company. An alternate director shall alone be responsible to the company for his acts and defaults and shall not be deemed to be the agent of or for the director appointing him. An alternate director may be paid expenses and shall be entitled to be indemnified by the company to the same extent as if he were a director. An alternate director shall not be entitled to receive from the company any fee in his capacity as an alternate director but the company shall, if so requested in writing by the appointor, pay to the alternate director any part of the fees or remuneration otherwise due to the appointor. (C) A director or any other person may act as an alternate director to represent more than one director. Every person acting as an alternate director shall have one vote for each director for whom he acts as alternate, in addition to his own vote if he is also a director but he shall count as only one for the purposes of determining whether a quorum is present. Signature by an alternate director of any resolution in writing of the board or a committee of the board shall, unless the notice of his appointment provides to the contrary, be as effective as signature by his appointor. (D) An alternate director shall cease to be an alternate director: (i) if his appointor ceases for any reason to be a director except that, if at any meeting any director retires but is re-appointed at the same meeting, any appointment made by him pursuant to this article which was in force immediately before his retirement shall remain in force as though he had not retired; or (ii) on the happening of any event which if he were a director would cause him to vacate his office as director; or (iii) if he resigns his office by notice in writing to the company. 90. Chief Executive, Managing and Executive Directors The board (or any committee authorised by the board) may from time to time: (i) appoint one or more directors to hold any employment or executive office (except that of auditor) with the company for such period (subject to the Companies Acts) and on such other terms as the board (or any committee authorised by the board) may in its discretion decide, and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the director may have against the company or the company may have against the director for any breach of any contract of service between him and the company which may be involved in the revocation or termination. A director so appointed shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may decide, and either in addition to or in lieu of his remuneration as a director; (ii) permit any person elected or appointed to be a director to continue in any other office or employment held by the person before he was so elected or appointed; and (iii) appoint any director or former director of the company who, in its opinion, has rendered outstanding service to the company to be president of the company. The president shall not, by virtue of such office, be deemed a director or be entitled to any remuneration. Fees, Remuneration, Expenses and Pensions 91. Directors’ Fees The directors (other than alternate directors) shall be paid a fee at such rate as may from time to time be determined by the board, provided that the aggregate of all fees so paid to directors (excluding any amounts payable under any other provision of these articles) shall not exceed £1,750,000 for any financial year of the company (and pro rata for any shorter or longer period), or such higher amount as may from time to time be decided by ordinary resolution of the company. Such sum (unless otherwise directed by the resolution of the company by which it is approved) shall be divided among the directors in such proportions and in such manner as the board may determine or, in default of such determination, equally. Any fees payable pursuant to this article shall accrue from day to day.

92. Additional Remuneration Any director who performs services which, in the opinion of the board or any committee authorised by the board, go beyond the ordinary duties of a director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the board or any committee authorised by the board may in its discretion decide in addition to any remuneration provided for by or pursuant to any other article. 93. Expenses and Legal Costs Each director may be paid reasonable travelling, hotel and other incidental expenses of attending and returning from meetings of the board or committees of the board or general meetings of the company or any other meeting which as a director he is entitled to attend and shall be paid all other costs and expenses properly and reasonably incurred by him in the conduct of the company’s business or in the discharge of his duties as a director. The company may also fund a director or former director’s expenditure for the purposes permitted under the Companies Acts and may do anything to enable a director or former director to avoid incurring such expenditure as provided in the Companies Acts. 94. Power to Pay Pensions and Gratuities (A) The board or any committee authorised by the board may exercise all the powers of the company to grant or make provision for pensions, allowances, gratuities and life assurance, bonuses or other benefits to or for the benefit of: (i) any director or former director or other officer or former officer who holds or has held any executive office or place of profit with the company or any other company in which the company is or was interested, or any company or firm or concern whose business or any part thereof (or control of whose business or any part thereof) has at any time been acquired by the company or any of its subsidiary undertakings; (ii) the wife or widow, husband or widower, or other dependant or relation of such director or former director or other officer or former officer; (iii) any other employee or former employee of the company or of any such other company, firm or concern as mentioned in article 94(A)(i); (iv) the wife or widow, husband or widower, or any other dependant or relation of any such other employee or former employee, or any class or classes thereof. (B) Any of the matters in article 94(A) may be done either alone or in conjunction with any other person or company, and in such manner as the board thinks fit. (C) Subject to the provisions of the Companies Acts, any such director or other person mentioned in sub-paragraphs (i) to (iv) inclusive of article 94(A) is entitled to receive and retain for his own benefit and shall not be accountable to the company or the members for, any benefit provided pursuant to this article (and receipt of any such benefit shall not disqualify any person from being or becoming a director of the company) and any such director may vote as a director in the exercise of any of the powers conferred by this article 94 notwithstanding that he is interested therein. Directors’ Interests 95. Conflicts of Interest Requiring Board Authorisation (A) The board may, subject to the quorum and voting requirements set out in this article, authorise any matter which would otherwise involve a director breaching his duty under the Companies Acts to avoid conflicts of interest (“Conflict”). (B) A director seeking authorisation in respect of a Conflict shall declare to the board the nature and extent of his interest in a Conflict as soon as is reasonably practicable. The director shall provide the board with such details of the relevant matter as are necessary for the board to decide how to address the Conflict together with such additional information as may be requested by the board. (C) Any director (including the relevant director) may propose that the relevant director be authorised in relation to any matter the subject of a Conflict. Such proposal and any authority given by the board shall be effected in the same way that any other matter may be proposed to and resolved upon by the board under the provisions of these articles save that: (i) the relevant director and any other director with a similar interest shall not count towards the quorum nor vote on any resolution giving such authority; and (ii) the relevant director and any other director with a similar interest may, if the other members of the board so decide, be excluded from any board meeting while the Conflict is under consideration. (D) Where the board gives authority in relation to a Conflict, or where any of the situations described in article 96(B) apply in relation to a director (“Relevant Situation”): (i) the board may (whether at the relevant time or subsequently) (a) require that the relevant director is excluded from the receipt of information, the participation in discussion and/or the making of decisions (whether at meetings of the board or otherwise) related to the Conflict or Relevant Situation; and (b) impose upon the relevant director such other terms for the purpose of dealing with the Conflict or Relevant Situation as it may determine; (ii) the relevant director will be obliged to conduct himself in accordance with any terms imposed by the board in relation to the Conflict or Relevant Situation; (iii) the board may provide that where the relevant director obtains (otherwise than through his position as a director of the company) information that is confidential to a third party, the director will not be obliged to disclose that information to the company, or to use or apply the information in relation to the company’s affairs, where to do so would amount to a breach of that confidence; (iv) the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and (v) the board may revoke or vary such authority at any time but this will not affect anything done by the relevant director prior to such revocation or variation in accordance with the terms of such authority. 96. Other Conflicts of Interest (A) If a director is in any way directly or indirectly interested in a proposed contract with the company or a contract that has been entered into by the company, he must declare the nature and extent of that interest to the directors in accordance with the Companies Acts. (B) Provided he has declared his interest in accordance with paragraph (A), a director may: (i) be party to, or otherwise interested in, any contract with the company or in which the company has a direct or indirect interest; (ii) hold any other office or place of profit with the company (except that of auditor) in conjunction with his office of director for such period and upon such terms, including as to remuneration, as the board may decide; (iii) act by himself or through a firm with which he is associated in a professional capacity for the company or any other company in which the company may be interested (otherwise than as auditor); (iv) be or become a director or other officer of, or employed by or a party to a transaction or arrangement with, or otherwise be interested in any holding company or subsidiary company of the company or any other company in which the company may be interested; and (v) be or become a director of any other company in which the company does not have an interest and which cannot reasonably be regarded as giving rise to a conflict of interest at the time of his appointment as a director of that other company. 97. Benefits A director shall not, by reason of his office or of the fiduciary relationship thereby established, be liable to account to the company or the members for any remuneration, profit or other benefit realised by reason of his having any type of interest authorised under article 95(A) or permitted under article 96(B) and no contract shall be liable to be avoided on the grounds of a director having any type of interest authorised under article 95(A) or permitted under article 96(B).

98. Quorum and Voting Requirements (A) A director shall not vote on or be counted in the quorum in relation to any resolution of the board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the company or any other company in which the company is interested. (B) Where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more directors to offices or places of profit with the company or any other company in which the company is interested, a separate resolution may be put in relation to each director and in that case each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution unless it concerns his own appointment or the settlement or variation of the terms or the termination of his own appointment or the appointment of another director to an office or place of profit with a company in which the company is interested and the director seeking to vote or be counted in the quorum has a Relevant Interest in it. (C) A director shall not vote on, or be counted in the quorum in relation to, any resolution of the board in respect of any contract in which he has an interest and, if he shall do so, his vote shall not be counted, but this prohibition shall not apply to any resolution where that interest cannot reasonably be regarded as likely to give rise to a conflict of interest or where that interest arises only from one or more of the following matters:- (i) the giving to him of any guarantee, indemnity or security in respect of money lent or obligations undertaken by him or by any other person at the request of or for the benefit of the company or any of its subsidiary undertakings; (ii) the giving to a third party of any guarantee, indemnity or security in respect of a debt or obligation of the company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security; (iii) the giving to him of any other indemnity where all other directors are also being offered indemnities on substantially the same terms; (iv) the funding by the company of his expenditure on defending proceedings or the doing by the company of anything to enable him to avoid incurring such expenditure where all other directors are being offered substantially the same arrangements; (v) where the company or any of its subsidiary undertakings is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to participate;

(vi) any contract in which he is interested by virtue of his interest in shares or debentures or other securities of the company or by reason of any other interest in or through the company; (vii) any contract concerning any other company (not being a company in which the director has a Relevant Interest) in which he is interested directly or indirectly whether as an officer, shareholder, creditor or otherwise howsoever; (viii) any contract concerning the adoption, modification or operation of a pension fund, superannuation or similar scheme or retirement, death or disability benefits scheme or employees’ share scheme which relates both to directors and employees of the company or of any of its subsidiary undertakings and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to which the fund or scheme relates; (ix) any contract for the benefit of employees of the company or of any of its subsidiary undertakings under which he benefits in a similar manner to the employees and which does not accord to any director as such any privilege or advantage not accorded to the employees to whom the contract relates; and (x) any contract for the purchase or maintenance of insurance against any liability for, or for the benefit of, any director or directors or for, or for the benefit of, persons who include directors. (D) A company shall be deemed to be one in which a director has a “Relevant Interest” if and so long as (but only if and so long as) he is to his knowledge (either directly or indirectly) the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of that company (calculated exclusive of any shares of that class in that company held as treasury shares) or of the voting rights available to members of that company. In relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise. (E) Where a company in which a director has a Relevant Interest is interested in a contract, he also shall be deemed interested in that contract. (F) If any question shall arise at any meeting of the board as to the interest of a director (other than the chairman of the meeting) in a contract and whether it is likely to give rise to a conflict of interest or as to the entitlement of any director (other than the chairman of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairman of the meeting and his ruling in relation to the director concerned shall be conclusive except in a case where the nature or extent of the director’s interest (so far as it is known to him) has not been fairly disclosed to the board. If any question shall arise in respect of the chairman of the meeting, the question shall be decided by a resolution of the board (for which purpose the chairman of the meeting shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairman of the meeting (so far as it is known to him) has not been fairly disclosed to the board. (G) Subject to these articles, the board may cause any voting power conferred by the shares in any other company held or owned by the company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of the voting power or power of appointment in favour of the appointment of the directors or any of them as directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company. Subject to these articles, a director may also vote on and be counted in the quorum in relation to any of such matters. 99. General (A) References in articles 95 to 98 and in this article to: (i) a contract include references to any proposed contract and to any transaction or arrangement or proposed transaction or arrangement whether or not constituting a contract; and (ii) a conflict of interest includes a conflict of interest and duty and a conflict of duties. (B) The company may by ordinary resolution suspend or relax the provisions of articles 95 to 98 to any extent or ratify any contract not properly authorised by reason of a contravention of any of the provisions of articles 95 to 98. Powers and Duties of the Board 100. General Powers of Company Vested in Board Subject to these articles and to any directions given by the company in general meeting by special resolution, the business of the company shall be managed by the board which may exercise all the powers of the company whether relating to the management of the business of the company or not. No alteration of these articles and no special resolution shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that resolution had not been passed. The powers given by this article shall not be limited by any special power given to the board by any other article. 101. Borrowing Powers (A) The board may exercise all the powers of the company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the company, to issue debentures, debenture stock and other securities and to give security, whether outright or as collateral security, for any debt, liability or obligation of the company or of any third party.

(B) The board shall restrict the borrowings of the company and exercise all voting and other rights or powers of control exercisable by the company in relation to its subsidiaries so as to secure (but as regards its subsidiaries only in so far as by the exercise of the rights or powers of control the board can secure) that the aggregate principal amount from time to time outstanding of all net external borrowings by the company and its subsidiaries shall not at any time without the previous sanction of an ordinary resolution of the company exceed an amount equal to two times the adjusted capital and reserves. For the purposes of this paragraph of this article: (i) “the adjusted capital and reserves” means the aggregate from time to time of: (a) the amount paid up or credited as paid up on the issued share capital of the company (including any shares held as treasury shares); (b) the amount standing to the credit of the reserves of the group, including any share premium account, capital redemption reserve and credit balance on profit and loss account; and (c) an amount of US$2,842,840,000 * representing goodwill arising on acquisitions prior to 1 July 1998 of subsidiaries, related companies and businesses which remained within the group at 30 June 2004 and which has been written off against share capital and reserves, (d) and (b) above as shown by the then latest audited balance sheet of the group but after: (e) deducting from the aggregate amount any debit balance on profit and loss account subsisting at the date of that audited balance sheet except to the extent that a deduction has already been made on that account; (f) excluding the effects on the reserves of the group in that audited balance sheet of the recognition of any post employment net assets or net liabilities reflected in accordance with any applicable accounting standards; and (g) making such adjustments as may be appropriate to reflect any variation in the amount of the paid up share capital, share premium account, capital redemption reserve or other reserve since the date of that audited balance sheet. If any issue or proposed issue of shares by the company for cash has been or becomes unconditionally underwritten, then those shares shall be deemed to have been issued and the amount (including any premium) of the subscription moneys payable in respect thereof shall (provided such subscription moneys * Sterling amount of £1,562,000 converted at the spot exchange rate prevailing on 30 June 2004, the date when the goodwill was written off.

are payable not later than three months after the date of allotment) be deemed to have been paid up on the date when those shares become unconditionally underwritten but only to the extent of the underwriters’ liability to the company in respect of the subscription moneys; (ii) “net external borrowings” means external borrowings less: (a) cash at bank and liquid resources; and (b) any other assets which would be included in short term investments, in each case as shown in a consolidated balance sheet of the group prepared on the date of the relevant calculation in accordance with the principles with which the then latest audited balance sheet of the group was prepared; (iii) “external borrowings” does not include: (a) borrowings owing by one member of the group to another member of the group; (b) borrowings incurred by any member of the group for the purpose of repaying within six months of the borrowing the whole or any part of any borrowings of that or any other member of the group outstanding at the relevant time, pending their application for that purpose within that period; (c) borrowings incurred by any member of the group for the purpose of financing any contract in respect of which any part of the price receivable under the contract by that or any other member of the group is guaranteed or insured by the Export Credits Guarantee Department or by any other governmental department or agency fulfilling a similar function, up to an amount equal to that part of the price receivable under the contract which is so guaranteed or insured; (d) borrowings of, or amounts secured on assets of, an undertaking which became a member of the group after the date as at which the latest audited balance sheet was prepared, to the extent their amount does not exceed their amount immediately after it became such a member; or (e) the minority proportion of moneys borrowed by a partly-owned member of the group and not owing to another member of the group; (iv) when the aggregate principal amount of borrowings required to be taken into account on any particular date is being ascertained, any particular borrowing then outstanding which is denominated or repayable in a currency other than the functional and reporting currency of the company shall be notionally converted into the functional and reporting currency of the company at the rate of exchange prevailing in London on the last business day before that date or, if it would result in a lower figure, at the rate of exchange prevailing in London on the last business day six months before that date and so that for these purposes the rate of exchange shall be taken as the spot rate in London recommended by a London clearing bank, selected by the board, as being the most appropriate rate for the purchase by the company of the currency in question for the functional and reporting currency of the company on the day in question; (v) if the amount of the adjusted capital and reserves is being calculated in connection with a transaction involving a company becoming or ceasing to be a member of the group, the amount is to be calculated as if the transaction had already occurred; (vi) “audited balance sheet” means the audited balance sheet of the company prepared for the purposes of the Companies Acts for a financial year unless an audited consolidated balance sheet dealing with the state of affairs of the group required to be dealt with in group accounts has been prepared for those purposes for the same financial year, in which case it means that audited consolidated balance sheet, and in that case all references to reserves and profit and loss account shall be deemed to be references to consolidated reserves and consolidated profit and loss account respectively; (vii) the company may from time to time change the accounting convention on which the audited balance sheet is based provided that any new convention adopted complies with the requirements of the Companies Acts; if the company should prepare its primary audited balance sheet on the basis of one convention, but a supplementary audited balance sheet on the basis of another, the primary audited balance sheet shall be taken as the audited balance sheet; (viii) “the group” means the company, its subsidiaries and any other entity the accounts of which are required to be consolidated with the accounts of the company and its subsidiaries; (ix) “the minority proportion” means a proportion equal to the proportion of the issued share capital of a partly-owned member of the group which is not attributable to a member of the group; and (x) a certificate or report by the auditors as to the amount of the adjusted capital and reserves or the amount of any borrowings or to the effect that the limit imposed by this article has not been or will not be exceeded at any particular time or times shall be conclusive evidence of that amount or of that fact. 102. Agents (A) The board can appoint anyone as the company’s attorney by granting a power of attorney or by authorising them in some other way. Attorneys can either be appointed directly by the board or the board can give someone else the power to select attorneys.

The board or the persons who are authorised by it to select attorneys can decide on the purposes, powers, authorities and discretions of attorneys. But they cannot give an attorney any power, authority or discretion which the board does not have under these articles. (B) The board can decide how long a power of attorney will last for and attach any conditions to it. The power of attorney can include any provisions which the board decides on for the protection and convenience of anybody dealing with the attorney. The power of attorney can allow the attorney to grant any or all of his power, authority or discretion to any other person. (C) The board can: (i) delegate any of its authority, powers or discretions to any manager or agent of the company; (ii) allow managers or agents to delegate to another person; (iii) remove any people it has appointed in any of these ways; and (iv) cancel or change anything that it has delegated, although this will not affect anybody who acts in good faith who has not had any notice of any cancellation or change. Any appointment or delegation by the board which is referred to in this article can be on any conditions decided on by the board. (D) The ability of the board to delegate under this article applies to all its powers and is not limited because certain articles refer to powers being exercised by the board or by a committee authorised by the board while other articles do not. (E) Without prejudice to any powers of delegation granted to the directors elsewhere under these articles, the board may make such arrangements as it thinks fit for the management and transaction of the company’s affairs in the United Kingdom, the Republic of Ireland and elsewhere, and may for that purpose appoint local boards, managers and agents and delegate to them upon such terms and conditions as the board thinks fit any of the powers of the board (other than the power to borrow and make calls) with power to sub-delegate, and may authorise them to fill any vacancies in their number or to act notwithstanding any vacancies. 103. Delegation to Individual Directors The board may entrust to and confer upon any director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exclusion of, its own powers, authorities and discretions and may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it. The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board. 104. Branch Registers The company may keep, in any part of the world outside the United Kingdom in which the company transacts business, a branch register or registers of members resident in such territory, and the board may (subject to the provisions of the Companies Acts) make and vary such regulations as it thinks fit regarding the keeping of any such register or registers, provided that if there are in issue any uncertificated shares such regulations shall be consistent with the uncertificated securities rules. 105. Provision for Employees The board may exercise any power conferred by the Companies Acts to make provision for the benefit of persons employed or formerly employed by the company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the company or that subsidiary. Proceedings of the Board 106. Board Meetings The board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A meeting of the board may be called on reasonable notice by (and shall be so called by the secretary at the requisition of) any of the following: (A) the chairman or the joint chairmen (or either of them); (B) the vice chairman or the joint vice chairmen (or either of them); (C) the deputy chairman or the joint deputy chairmen (or either of them); (D) the chief executive; (E) the managing director (or any joint managing director); or (F) any two directors. 107. Notice of Board Meetings Notice of a board meeting shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent in writing to him at his last known address or any other address given by him to the company for this purpose. A director may waive his entitlement to notice of any meeting either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting.

108. Quorum The quorum necessary for the transaction of the business of the board may be fixed by the board and, unless so fixed at any other number, shall be two. Subject to the provisions of these articles, any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no other director objects and if otherwise a quorum of directors would not be present. 109. Directors below Minimum through Vacancies The continuing directors or a sole continuing director may act notwithstanding any vacancy in their number but, if and so long as the number of directors is reduced below the minimum number fixed by or in accordance with these articles or is below the number fixed by or in accordance with these articles as the quorum or there is only one continuing director, the continuing directors or director may act for the purpose of filling vacancies or of summoning general meetings of the company for the purpose of appointing further directors but not for any other purpose. If there are no directors or director able or willing to act, then any two members (excluding any member holding shares as treasury shares) may summon a general meeting for the purpose of appointing directors. 110. Appointment of Chairman, Vice-Chairman and Deputy Chairman The board may appoint a chairman or joint chairmen and, if it thinks fit, a vice-chairman or joint vice- chairmen and a joint deputy chairman or deputy chairmen of its meetings and determine the period for which they respectively are to hold office. If there are joint chairmen at any time, they shall, unless otherwise determined by the board, chair alternate meetings of the board. If no chairman, vice- chairman or deputy chairman is appointed, or none is present within five minutes after the time fixed for holding any meeting, the directors present may choose one of their number to act as chairman of the meeting. If more than one person is appointed as vice-chairman or deputy chairman, and a dispute arises as to which of them shall be chairman the directors present shall determine which person is to act as chairman. 111. Competence of Meetings A meeting of the board at which a quorum is present shall be competent to exercise all the powers, authorities and discretions vested in or exercisable by the board. 112. Voting Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes the chairman of the meeting shall have a second or casting vote. 113. Delegation to Committees (A) The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit to any committee, consisting of such person or persons (whether a member or members of its body or not) as it thinks fit. Any committee so formed may exercise its powers to sub-delegate by sub-delegating to any person or persons (whether or not a member of the board or of the committee). (B) Any committee so formed shall, in the exercise of the powers, authorities and discretions so delegated, conform to any regulations which may be imposed on it by the board. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these articles for regulating the meetings and proceedings of the board so far as the same are applicable and are not superseded by any regulations imposed by the board. (C) The power to delegate contained in this article shall be effective in relation to the powers, authorities and discretions of the board generally and shall not be limited by the fact that in certain articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the board or by a committee authorised by the board. 114. Participation in Meetings (A) All or any of the members of the board may participate in a meeting of the board by means of a conference telephone or any communication equipment which allows all persons participating in the meeting to speak to and hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote and be counted in a quorum accordingly. (B) A meeting of the board held electronically, or as a hybrid of in person and electronic attendance, is deemed to take place at the place where the largest number of participating directors is assembled or, if the chairman so decides or if no such group is readily identifiable, at the place from where the chairman of the meeting participates. 115. Resolution in Writing A resolution in writing signed by a majority of the directors who are at the relevant time entitled to receive notice of a meeting of the board or a committee of the board and who would be entitled to vote on the resolution at a meeting of the board or a meeting of a committee of the board (if that number is sufficient to constitute a quorum) shall be as valid and effectual as a resolution passed at a meeting of the board (or, as the case may be, of that committee) properly called and constituted. The resolution may be contained in one document or communication in any electronic form or in several documents or communications in any electronic form (in like form) each signed by one or more of the directors concerned. For the purposes of this article: (i) the signature or approval of an alternate director (if any) shall suffice in place of the signature of the director appointing him; and (ii) the signature or approval of a director or alternate director may be given in hard copy form or in electronic form.

116. Validity of Acts of Board or Committee All acts done by the board or by any committee or sub-committee of the board or by any person acting as a director or member of a committee or sub-committee shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any member of the board or committee or sub-committee or person so acting or that they or any of them were disqualified from holding office or had vacated office or were not entitled to vote, be as valid as if each such member or person had been properly appointed and was qualified and had continued to be a director or member of the committee or subcommittee and had been entitled to vote. 117. Authentication of Documents (A) Any director or the secretary or any person appointed by the board for the purpose, has the power to authenticate any documents affecting the constitution of the company and any resolutions passed by the company or the board or any committee of the board and any books, records, documents and accounts relating to the business of the company, and to certify copies or extracts as true copies or extracts. Where any books, records, documents or accounts are elsewhere than at the office, the officer or local manager of the company having custody of such books, records, documents or accounts is deemed to be a person appointed by the board for these purposes. (B) A document purporting to be a copy of a resolution, or an extract from the minutes of a meeting of the company or of the board or of any committee, which is certified as such in accordance with article 117(A) is conclusive evidence in favour of all persons dealing with the company on the faith of the document that the resolution has been duly passed or, as the case may be, that the extract is a true and accurate record of proceedings at a duly constituted meeting. Seals 118. Use of Seals The board shall provide for the custody of every seal of the company. A seal shall only be used by the authority of the board or of a committee of the board authorised by the board in that behalf. Subject as otherwise provided in these articles, and to any resolution of the board or committee of the board dispensing with the requirement for counter-signature on any occasion, any instrument to which the common seal is applied shall be signed by at least one director and the secretary, or by at least two directors or by one director in the presence of a witness who attests the signature or by such other person or persons as the board may approve. Any instrument to which an official seal is applied need not, unless the board otherwise decides or the law otherwise requires, be signed by any person. Dividends and Other Payments 119. Declaration of Dividends by Company The company may by ordinary resolution from time to time declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

120. Payment of Interim and Fixed Dividends by Board The board may pay such interim dividends as appear to the board to be justified by the financial position of the company and may also pay any dividend payable at a fixed rate at intervals settled by the board whenever the financial position of the company, in the opinion of the board, justifies its payment. If the board acts in good faith, it shall not incur any liability to the holders of any shares for any loss they may suffer in consequence of the payment of an interim or fixed dividend on any other class of shares ranking pari passu with or after those shares. 121. Calculation of Dividends Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide: (i) all dividends shall be declared and paid according to the amounts paid up on the share in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this article as paid up on the share; and (ii) all dividends shall be apportioned and paid pro rata according to the amounts paid up on the share during any portion or portions of the period in respect of which the dividend is paid. 122. Currency of Dividends (A) Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide, dividends may be declared and/or paid in any currency or currencies the board, in its discretion, may decide using an exchange rate or exchange rates selected by the board, in its discretion, for any currency conversion or conversions required. The board shall decide how any costs involved are to be met. (B) The board may, in its discretion, make provisions to enable depositaries and/or members to receive dividends and other money payable in respect of shares declared and/or paid in one currency or currencies in another currency or currencies on such terms and conditions as the board may, in its discretion, prescribe from time to time. 123. Amounts Due on Shares may be Deducted from Dividends The board may deduct from any dividend or other moneys payable to a member by the company on or in respect of any shares all sums of money (if any) presently payable by him to the company on account of calls or otherwise in respect of shares of the company. Sums so deducted can be used to pay amounts owing to the company in respect of the shares. 124. No Interest on Dividends Subject to the rights attaching to, or the terms of issue of, any shares, no dividend or other moneys payable by the company on or in respect of any share shall bear interest against the company.

125. Payment Procedure (A) Where a dividend or other sum which is a distribution is payable in respect of a share, it may, subject to article 125(B), be paid by one or more of the following means: (i) transfer to a bank or building society account specified by the distribution recipient either in writing or as the directors may otherwise decide; (ii) sending a cheque made payable to the distribution recipient by post to the distribution recipient at the distribution recipient’s registered address (if the distribution recipient is a holder of the share), or (in any other case) to an address specified by the distribution recipient either in writing or as the directors may otherwise decide; (iii) sending a cheque made payable to such person by post to such person at such address as the distribution recipient has specified either in writing or as the directors may otherwise decide; (iv) by means of a relevant system in respect of shares in uncertificated form in such manner as may be consistent with the facilities and requirements of the relevant system or as the directors may otherwise decide; or (v) by any electronic or other means as the directors may decide, to an account, or in accordance with the details, specified by the distribution recipient either in writing or as the directors may otherwise decide. (B) In respect of the payment of any dividend or other sum which is a distribution, the directors may decide, and notify distribution recipients, that: (i) one or more of the means described in paragraph (A) will be used for payment and a distribution recipient may elect to receive the payment by one of the means so notified in the manner prescribed by the directors; (ii) one or more of such means will be used for the payment unless a distribution recipient elects otherwise in the manner prescribed by the directors; or (iii) one or more of such means will be used for the payment and that distribution recipients will not be able to elect otherwise. The directors may for this purpose decide that different methods of payment may apply to different distribution recipients or groups of distribution recipients. (C) Payment of any dividend or other sum which is a distribution is made at the risk of the distribution recipient. The company is not responsible for a payment which is lost or delayed. Payment, in accordance with these articles, of any cheque by the bank upon which it is drawn, or the transfer of funds by any means, or (in respect of shares in uncertificated form) the making of payment by means of a relevant system, shall be a good discharge to the company.

(D) In the event that: (i) a distribution recipient does not specify an address, or does not specify an account of a type prescribed by the directors, or other details necessary in order to make a payment of a dividend or other distribution by the means by which the directors have decided in accordance with this article that a payment is to be made, or by which the distribution recipient has elected to receive payment, and such address or details are necessary in order for the company to make the relevant payment in accordance with such decision or election; or (ii) if payment cannot be made by the company using the details provided by the distribution recipient, then the dividend or other distribution shall be treated as unclaimed for the purposes of these articles. (E) In these articles, “the distribution recipient” means, in respect of a share in respect of which a dividend or other sum is payable: (i) the holder of the share; or (ii) if the share has two or more joint holders, whichever of them is named first in the register of members; or (iii) if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee. 126. Uncashed Dividends The company may cease to send any cheque, warrant or similar financial instrument through the post or to employ any other means of payment, including payment by means of a relevant system, for any dividend payable on any shares in the company which is normally paid in that manner on those shares if in respect of at least two consecutive dividends payable on those shares the cheques, warrants or similar financial instruments have been returned undelivered or remain uncashed during or at the end of the period for which the same are valid or that means of payment has failed. In addition, the company may cease to send any cheque, warrant or similar financial instrument through the post or may cease to employ any other means of payment if, in respect of one dividend payable on those shares, the cheque, warrant or similar financial instrument has been returned undelivered or remains uncashed during or at the end of the period for which the same is valid or that means of payment has failed and reasonable enquiries have failed to establish any new postal address or account of the holder. Subject to the provisions of these articles, the company must recommence sending cheques, warrants or similar financial instruments or employing such other means in respect of dividends payable on those shares if the holder or person entitled by transmission requests such recommencement in writing. 127. Forfeiture of Unclaimed Dividends All dividends or other sums payable on or in respect of any shares which remain unclaimed may be invested or otherwise made use of by the board for the benefit of the company until claimed. Any dividend or other sum unclaimed after a period of 12 years from the date when it was declared or became due for payment shall be forfeited and shall revert to the company unless the board decides otherwise and the payment by the board of any unclaimed dividend or other sum payable on or in respect of a share into a separate account shall not constitute the company a trustee in respect of it. 128. Dividends not in Cash Any general meeting declaring a dividend may, upon the recommendation of the board, by ordinary resolution direct, and the board may, in relation to any interim dividend, direct that it shall be satisfied wholly or partly by the distribution of assets, and in particular of paid up shares or debentures of any other company, and where any difficulty arises in regard to the distribution the board may settle it as it thinks expedient, and in particular may authorise any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution purposes of any assets or any part thereof to be distributed and may determine that cash shall be paid to any members upon the footing of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as may seem expedient to the board. 129. Dividend Reinvestment Plans The board may from time to time make available to members the opportunity to participate in a dividend reinvestment plan or similar scheme. Capitalisation of Reserves 130. Power to Capitalise Reserves and Funds The company may, upon the recommendation of the board, at any time and from time to time pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any amount standing to the credit of any reserve or fund (including retained earnings) at the relevant time whether or not the same is available for distribution and accordingly that the amount to be capitalised be set free for distribution among the members or any class of members who would be entitled to it if it were distributed by way of dividend and in the same proportions, on the footing that it is applied either in or towards paying up the amounts unpaid at the relevant time on any shares in the company held by those members respectively or in paying up in full shares, debentures or other obligations of the company to be allotted and distributed credited as fully paid up among those members, or partly in one way and partly in the other, but so that, for the purposes of this article: (i) a share premium account and a capital redemption reserve, and any reserve or fund representing unrealised profits, may be applied only in paying up in full shares of the company that are to be allotted and distributed as fully paid up; and (ii) where the amount capitalised is applied in paying up in full shares that are to be allotted and distributed as fully paid up, the company will also be entitled to participate in the relevant distribution in relation to any shares of the relevant class held by it as treasury shares and the proportionate entitlement of the relevant class of members to the distribution will be calculated accordingly.

The board may authorise any person to enter into an agreement with the company on behalf of the persons entitled to participate in the distribution and the agreement shall be binding on those persons. 131. Settlement of Difficulties in Distribution Where any difficulty arises in regard to any distribution of any capitalised reserve or fund the board may settle the matter as it thinks expedient and in particular may authorise any person to sell and transfer any fractions or may resolve that the distribution should be as nearly as may be practicable in the correct proportion but not exactly so or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties, as may seem expedient to the board. Record Dates 132. Power to Choose Any Record Date Notwithstanding any other provision of these articles, the company or the board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made. The power to fix any such record date shall include the power to fix a time on the chosen date. Records and Summary Financial Statements 133. Inspection of Records No member in his capacity as such shall have any right of inspecting any accounting record or book or document of the company except as conferred by law, ordered by a court of competent jurisdiction or authorised by the board or by ordinary resolution of the company. 134. Summary Financial Statements The company may send or supply copies of its strategic reports with supplementary material to members of the company instead of copies of its full accounts and reports. Service of Notices, Documents and Other Information 135. Service of Notices (A) Any notice, document (including a share certificate) or other information may be served on or sent or supplied to any member by the company: (i) personally; (ii) by sending it through the post addressed to the member at his registered address; (iii) by leaving it at that address addressed to the member;

(iv) by means of a relevant system; (v) where appropriate, by sending or supplying it in electronic form to an address notified by the member to the company for that purpose; (vi) where appropriate, by making it available on a website and notifying the member of its availability in accordance with this article; or (vii) by any other means authorised in writing by the member. In the case of joint holders of a share, service, sending or supply of any notice, document or other information on or to one of the joint holders shall for all purposes be deemed a sufficient service on or sending or supplying to all the joint holders. (B) In the case of joint holders of a share, anything to be agreed or specified in relation to any notice, document or other information to be served on or sent or supplied to them may be agreed or specified by any one of the joint holders and (in the case of agreement or specification by more than one of the joint holders) the agreement or specification of the senior holder shall be accepted to the exclusion of that of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names appear in the register of members in respect of the joint holding. (C) The company may at any time and in its sole discretion choose (i) to serve, send or supply notices, documents or other information in hard copy form alone to some or all members and (ii) not to serve, send or supply a notice, document or other information to a particular member where it considers this necessary or appropriate to deal with legal, regulatory or practical problems in, or under, the laws of, any territory. 136. Record Date for Service Any notice, document or other information may be served, sent or delivered by the company by reference to the register as it stands at any time not more than 21 days before the date of service, sending or delivery. No change in the register after that time shall invalidate that service, sending or delivery. Where any notice or document is served on or sent or delivered to any person in respect of a share in accordance with these articles, no person deriving any title or interest in that share shall be entitled to any further service, sending or delivery of that notice or document. 137. Members Resident Abroad or on Branch Registers (A) Any member whose registered address is not within the United Kingdom or the Republic of Ireland and who gives to the company a postal address within the United Kingdom or the Republic of Ireland at which notices, documents or other information may be served upon, or delivered to, him shall be entitled to have notices, documents or other information served on or sent or delivered to him at that address or, where appropriate, by making them available on a website and notifying the holder at that address. Any member whose registered address is not within the United Kingdom or the Republic of Ireland and who gives to the company an address for the purposes of communications by electronic means may, subject to these articles, have notices, documents or other information sent to him at that address or, where appropriate, by making them available on a website and notifying the holder at that address. Otherwise, a member whose registered address is not within the United Kingdom or the Republic of Ireland shall not be entitled to receive any notice, document or other information from the company. (B) For a member registered on a branch register, notices, documents or other information can be posted or despatched in the United Kingdom or in the country where the branch register is kept. 138. Service of Notice on Person Entitled by Transmission (A) A person who is entitled by transmission to a share, upon supplying the company with a postal address within the United Kingdom or the Republic of Ireland for the service of notices shall be entitled to have served upon or delivered to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or, where applicable, may be notified at that address of the availability of the notice, document or other information on a website. Subject to these articles, a person who is entitled by transmission to a share, upon supplying the company with an address for the purposes of communications by electronic means shall be entitled to have served upon or sent or supplied to him at such address any notice, document or other information to which he would have been entitled if he were the holder of that share or, where applicable, to be notified at that address of the availability of the notice, document or other information on a website. (B) In either case, such service, sending or supply shall for all purposes be deemed a sufficient service, sending or supply of such notice, document or other information on all persons interested (whether jointly with or as claimants through or under him) in the share. (C) Otherwise, any notice, document or other information served on or sent or supplied to any member pursuant to these articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the share by operation of law has occurred and whether or not the company has notice of the death, bankruptcy or other event, be deemed to have been properly served, sent or supplied in respect of any share registered in the name of that member as sole or joint holder. 139. Deemed Delivery (A) Any notice, document or other information, if served, sent or supplied by the company by post, shall be deemed to have been received on the day following that on which it was posted if first class post was used or 72 hours after it was posted if first class post was not used and, in proving that a notice, document or other information was served, sent or supplied, it shall be sufficient to prove that the notice, document or other information was properly addressed, prepaid and posted. (B) Any notice, document or other information not served, sent or supplied by post but left by the company at a registered address or at an address (other than an address for the purposes of communications by electronic means) notified to the company in accordance with these articles by a person who is entitled by transmission to a share shall be deemed to have been received on the day it was so left. (C) Any notice, document or other information served, sent or supplied by the company by means of a relevant system shall be deemed to have been received when the company or any sponsoring system-participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information. (D) Any notice, document or other information served, sent or supplied by the company using electronic means shall be deemed to have been received on the day following that on which it was sent notwithstanding that the company subsequently sends a hard copy of such notice, document or information by post. Any notice, document or other information made available on a website shall be deemed to have been received on the day on which the notice, document or other information was first made available on the website or, if later, when a notice of availability is received or deemed to have been received pursuant to this article. In proving that a notice, document or other information served, sent or supplied by electronic means was served, sent or supplied, it shall be sufficient to prove that it was properly addressed. (E) Any notice, document or other information served, sent or supplied by the company by any other means authorised in writing by the member concerned shall be deemed to have been received when the company has carried out the action it has been authorised to take for that purpose. 140. Notice When Post Not Available If there is a suspension or curtailment of postal services within the United Kingdom or the Republic of Ireland or some part of the United Kingdom or the Republic of Ireland, the company need only give notice of a general meeting to those members with whom the company can communicate by electronic means and who have provided the company with an address for this purpose. The company shall also advertise the notice in at least one leading national daily newspaper published in the United Kingdom and in one leading national daily newspaper published in the Republic of Ireland and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment thereof. If at least seven clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the company shall send or supply confirmatory copies of the notice by post to the persons who would otherwise receive the notice in hard copy form. 141. Power to Stop Sending Notices or Other Documents. Subject to the Companies Acts, if on two consecutive occasions any notice, document or other information served on, sent or supplied to a member has been returned undelivered, such member shall not thereafter be entitled to receive notices, documents or other information from the company until he shall have communicated with the company and supplied to the company (or its agent) a new registered address, or a postal address within the United Kingdom or the Republic of Ireland for the service of notices and the despatch or supply of documents and other information, or shall have informed the company, in such manner as may be specified by the company, of an address for the service of notices and the despatch or supply of documents and other information in electronic form. For these purposes: (i) any notice, document or other information sent by post shall be treated as returned undelivered if the notice, document or other information is served, sent or supplied back to the company (or its agents), and a notice, document or other information sent in electronic form shall be treated as returned undelivered if the company (or its agents) receives notification that the notice, document or other information was not delivered to the address to which it was sent; and (ii) references to a document include references to any cheque, warrant or similar financial instrument, but nothing in this article shall entitle the company to cease (or refuse to recommence) sending any cheque, warrant or similar financial instrument for any dividend, unless it is otherwise entitled under these articles to do so. Destruction of Documents 142. Presumptions Where Documents Destroyed If the company destroys or deletes: (i) any share certificate which has been cancelled at any time after a period of one year has elapsed from the date of cancellation; or (ii) any instruction concerning the payment of dividends or other moneys in respect of any share or any notification of change of name or address at any time after a period of two years has elapsed from the date the instruction or notification was recorded by the company; or (iii) any instrument of transfer of shares or Operator-instruction for the transfer of shares which has been registered by the company at any time after a period of six years has elapsed from the date of registration; or (iv) any instrument of proxy which has been used for the purpose of a poll at any time after a period of one year has elapsed from the date of use, or (v) any instrument of proxy which has not been used for the purpose of a poll at any time after a period of one month has elapsed from the end of the meeting to which the instrument of proxy relates, or (vi) any other document on the basis of which any entry is made in the register at any time after a period of six years has elapsed from the date the entry was first made in the register in respect of it, and the company destroys or deletes the document or instruction in good faith and without express notice that its preservation was relevant to a claim, it shall be presumed irrebuttably in favour of the company that every share certificate so destroyed was a valid certificate and was properly cancelled, that every instrument of transfer or Operator-instruction so destroyed or deleted was a valid and effective instrument of transfer or instruction and was properly registered and that every other document so destroyed or deleted was a valid and effective document and that any particulars of it which are recorded in the books or records of the company were correctly recorded. If the documents relate to uncertificated shares, the company must comply with any requirements of the uncertificated securities rules which limit its ability to destroy or delete these documents. Nothing contained in this article shall be construed as imposing upon the company any liability which, but for this article, would not exist or by reason only of the destruction or deletion of any document of the kind mentioned above before the relevant period mentioned in this article has elapsed or of the fact that any other condition precedent to its destruction or deletion mentioned above has not been fulfilled. References in this article to the destruction or deletion of any document include references to its disposal in any manner. Indemnity 143. Indemnity of Directors To the extent permitted by the Companies Acts, the company may indemnify any director or former director of the company or of any associated company against any liability and may purchase and maintain for any director or former director of the company or of any associated company insurance against any liability. No director or former director of the company or of any associated company shall be accountable to the company or the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the company.